SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   August 13, 1997
                                                    (July 29, 1997)


                             LASERSIGHT INCORPORATED
                             -----------------------
              Exact name of registrant as specified in its charter


                                    Delaware
                  State or other jurisdiction of incorporation



        0-19671                                            65-0273162
        -------                                            ----------
Commission File Number                                   I.R.S. Employer
                                                        Identification No.


                 12161 Lackland Road, St. Louis, Missouri 63146
                 ----------------------------------------------
                     Address of Principal Executive Offices


Registrant's telephone number, including area code:   (314) 469-3220




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Item 2.   Acquisition or Disposition of Assets.

On July 29, 1997, LaserSight Incorporated acquired the rights to a Pre-Market Approval (PMA) application filed with the Food and Drug Administration (FDA) for a laser dedicated to perform Laser In-Situ Keratomileusis (LASIK), a refractive surgery alternative to surface Photorefractive Keratectomy (PRK). The PMA application was acquired from Dr. Frederic B. Kremer, an internationally known ophthalmologist and U.S. pioneer of LASIK. The transaction was completed by means of the merger of Photomed, Inc. into a newly-formed, wholly-owned subsidiary of Registrant. In addition, LaserSight purchased from Dr. Kremer his U.S. patent number 5,586,980 for a microkeratome, the instrument necessary to create the corneal "flap" in the LASIK procedure. LaserSight issued a combination of 535,515 unregistered shares of common stock and $383,300 as consideration for the PMA application, the microkeratome patent and a one-year consulting agreement with Dr. Kremer. Dr. Kremer will also receive a royalty on any microkeratome made for or by LaserSight using this patented technology, together with a percentage (initially 30% and increasing to 70% under certain circumstances) of the aggregate amount of fees received by LaserSight from the licensing or sale of the microkeratome patent to third parties. If the FDA approves the PMA so as to allow LaserSight to commercialize a laser to perform LASIK in the U.S., LaserSight will pay an additional $1.75 million. If such FDA approval is not obtained by July 29, 1998, LaserSight has the option to unwind the PMA transaction and receive back 274,285 of the 535,515 shares. In addition, if the FDA approves the use of a LaserSight-manufactured laser system for the treatment of hyperopia (farsightedness), LaserSight will make an additional payment in the form of LaserSight common stock with a market value of $1 million at the time of such approval. In addition, if certain target dates are met for FDA approval of LaserSight's scanning laser system that is currently in clinical trials, LaserSight will make an additional payment of up to $1 million in cash. Finally, to the extent that U.S. gross sales of all LaserSight manufactured laser systems exceed $14 million before March 31, 1999 or one year after LaserSight's first commercial sale of a laser system in the U.S. (whichever occurs first), Dr. Kremer will receive additional payments equal to 25% of such excess. Dr. Kremer also has the right to purchase laser systems from LaserSight on favorable terms.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements

         Not applicable.

      (b) Pro Forma Financial Information.

         Not applicable.


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      (c) Exhibits

     Exhibit 2.(i) Patent Purchase  Agreement dated July 15, 1997 by and between
                   LaserSight Incorporated and Frederic B. Kremer, M.D.

     Exhibit 2.(ii)Agreement  and  Plan  of  Merger  dated  July 15, 1997 by and among LaserSight Incorporated, Photomed Acquisition, Inc., Photomed, Inc., Frederic B. Kremer, M.D., Linda Kremer, Robert Satalof, Trustee for Alan Stewart Kremer and Robert Satalof, Trustee for Mark Adam Kremer





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LaserSight Incorporated



Date:   August 13, 1997                    By:  /s/ Michael R. Farris
                                               ----------------------
                                               Michael R. Farris
                                               Chief Executive Officer